Exhibit 5(a)

                                        October 20, 1997

          The Mead Corporation
          Mead World Headquarters
          Courthouse Plaza Northeast
          Dayton, Ohio  45463

          Ladies and Gentlemen:

                    I am Associate General Counsel and Assistant
          Secretary of The Mead Corporation, an Ohio corporation (the "Company"), and, as such, I have acted as counsel to the Company in connection with the Distribution Agreement, dated October 20, 1997 (the "Distribution Agreement"), among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, an "Agent" and collectively, the "Agents"), relating to the sale by the Company through the Agents from time to time of up to $154,000,000 aggregate offering price of the Company's Medium-Term Notes, Series A Due Nine Months to Thirty Years From Date of Issue (the "Notes"). The Notes are to be issued under the Indenture, dated as of October 20, 1997, between the Company and Citibank, N.A., as Trustee (the "Trustee"), and as supplemented by the Officers' Certificate, dated October 20, 1997 (the "Officers' Certificate"), establishing the terms of the Notes (such Indenture, as so supplemented, being hereinafter referred to as the "Indenture").

                    This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the
          "Securities Act").

                    I have examined and am familiar with originals or copies of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including (i) the registration statement on Form S-3 (File No. 333-16135) relating to debt securities of the Company with an aggregate offering price of $850,000,000 filed with the Securities and Exchange Commission (the "Commission") on November 14, 1996 under the Securities Act, and Amendment No. 1 thereto filed January 10, 1997 (such registration statement, as so amended as of its effective date and including all information incorporated by reference therein, being hereinafter referred to as the "Registration Statement"), in accordance with procedures of the Commission permitting a delayed or continuous offering of securities pursuant to the Registration Statement; (ii) the Prospectus, dated January 22, 1997, and the Prospectus Supplement relating to the Notes, dated October 20, 1997, in the respective forms thereof filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the Securities Act; (iii) an executed copy of the Indenture;
          (iv) the forms of the Fixed Rate Notes and the Floating Rate Notes (as such terms are defined in the Prospectus Supplement); (v) an executed copy of the Distribution Agreement; (vi) the form of the Terms Agreement attached as Annex I to the Distribution Agreement; (vii) the Administrative Procedure attached as Annex II to the Distribution Agreement (the "Administrative Procedure");
          (viii) the Articles of Incorporation of the Corporation, as amended and presently in effect; (ix) the Regulations of the Corporation, as presently in effect; (x) resolutions of the Board of Directors of the Company (the "Board"); and (xi) an executed copy of the Officers' Certificate.

                    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. I have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and that any Notes that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.

                    I am a member of the Bar in the State of Ohio and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States to the extent referred to specifically herein. Insofar as the opinions set forth below relate to the Indenture and the Notes as valid, binding and enforceable obligations of the Company, I have relied solely upon an opinion letter of even date herewith from Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, with respect to all matters of New York law related thereto. This opinion is limited to the laws, including the rules and regulations as in effect on the date hereof.

                    Based upon and subject to the foregoing, I am of the opinion that:

                    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio.

                    2. The issuance and sale of the Notes by the Company as contemplated by the Distribution Agreement have been duly authorized by the Company; the Notes, when the terms thereof have been fixed by an authorized representative of the Company in conformity with the Indenture and the resolutions of the Board, and when issued by the Company in accordance with the Administrative Procedure and the Officers' Certificate, and duly executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for in accordance with the terms of the Distribution Agreement, will be duly authorized, executed and delivered and will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (b) that I express no opinion as to Section 515 of the Indenture,
          (c) as to any requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) to the extent of any governmental authority to limit, delay or prohibit the making of payments in foreign currency, currency units or composite currencies, outside the United States. In rendering the opinion set forth in this paragraph 2, I have, with your approval, assumed that at the time of the issuance, sale and delivery of each particular Note, the authorization of the Notes will not have been modified or rescinded and, with respect to each Note, that such Note will conform to the forms of the Notes examined by me. I have, also with your approval, assumed that at the time of the issuance, sale and delivery of each particular Note there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and that the issuance, sale and delivery of such Note, all of the terms of such Note and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company or its properties.

                    3.   The Indenture has been duly authorized,
          executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (b) I express no opinion as to Section 515 of the Indenture; (c) as to any requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) to the extent of any governmental authority to limit, delay or prohibit the making of payments in foreign currency, currency units or composite currencies, outside the United States; and the Indenture has been qualified under the Trust Indenture Act.

                    I hereby consent to the filing of this opinion with the Commission as Exhibit 5(a)to the Company's Current Report on Form 8-K dated the date hereof. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under
          Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                                        /s/ David L. Santez